UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): February 3, 2004



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
   incorporation)                                                 Number)



        7733 Forsyth Boulevard
              17th Floor
         St. Louis, Missouri                                    63105
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code: (314) 863-7422

Item 5.     Other Events.

     RehabCare Group, Inc. announced on February 3, 2004 that it had completed the sale of StarMed Staffing Group to InteliStaf Healthcare, Inc.

     The press release in its entirety is attached as Exhibit 99.1.


Item 7.     Financial Statements and Exhibits.

(c) Exhibits. See Exhibit Index

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2004

                                       REHABCARE GROUP, INC.



                           By:/s/Vincent L. Germanese
                                -----------------------------------------------
                                 Vincent L. Germanese
                                 Senior Vice President, Chief Financial Officer
                                  and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description


99.1 Press release dated February 3, 2004 announcing the completed sale of StarMed Staffing Group to InteliStaf Healthcare, Inc.

                                                                    Exhibit 99.1






                    CONTACT: RehabCare Group, Inc.
                             Vincent L. Germanese, CFO
                             Betty Cammarata, Director-Investor Relations
                             Press: David Totaro, Senior Vice President,
                                Corporate Marketing & Communications
                             (314) 863-7422
                                    or
                             Financial Dynamics
                             Gordon McCoun
                             Press: Sean Leous
                             (212) 850-5600

For Immediate Release
Tuesday, February 3, 2004


       REHABCARE GROUP, INC. COMPLETES SALE OF STARMED STAFFING GROUP TO
                          INTELISTAF HEALTHCARE, INC.


ST. LOUIS, MO February 3, 2004--RehabCare Group, Inc. (NYSE:RHB) today announced the completion of the sale of StarMed Staffing Group to InteliStaf Healthcare, Inc., a privately-held industry leader in healthcare staffing in a stock-for-stock transaction on February 2, 2004. The definitive agreement had been previously announced by both companies on December 30, 2003.

     Upon the closing of the transaction, InteliStaf became the nation's largest privately-held healthcare staffing company. RehabCare owns a 25 percent equity position in InteliStaf and is represented on the Company's Board of Directors by John H. Short Ph.D., Interim President and CEO of RehabCare, and C. Ray Holman, a RehabCare director and formerly Chairman of the Board and CEO of Mallinckrodt, Inc.

     Dr. Short commented, "We are pleased to complete the sale of StarMed. This unique transaction enabled RehabCare to maintain its commitment to the staffing business while strategically placing StarMed with a company that has a superb management team and is a leader in the staffing industry in both growth and profitability. We look forward to our equity interest in InteliStaf becoming increasingly more valuable with the success of the combined company."

                                     -MORE-

REHABCARE GROUP, INC. COMPLETES SALE OF STARMED STAFFING GROUP
TO INTELISTAF HEALTHCARE                                                Page 2

     Dr. Short continued, "With the staffing business in capable hands, we can now devote our full resources to building the best post-acute continuum of care business possible. We have already begun to make significant progress in the strategy we laid out in mid-2003, and continue to be in active discussions with potential partners and acquisitions that will enable us to increase our geographic footprint and expand our service offerings across the full continuum of rehabilitative care."

     RehabCare  Group,  Inc.,  headquartered  in St.  Louis,  MO,  is a  leading provider of rehabilitation program and management services in over 700 hospitals, nursing homes and other long-term care facilities throughout the United States. It provides services in acute care, skilled nursing, outpatient and home health settings to fit the clinical needs of patients in a cost-effective manner. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 Indices.

     This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause RehabCare's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the future operating performance of InteliStaf, and the rate of return that RehabCare will be able to achieve from its equity interest in InteliStaf; changes in and compliance with governmental reimbursement rates affecting RehabCare's other lines of business; RehabCare's ability to attract new client relationships or to retain and grow existing client relationships through expansion of RehabCare's hospital rehabilitation and contract therapy service offerings and the development of alternative product offerings that build stronger partnering relationships between RehabCare and its clients; RehabCare's ability to identify and consummate, within the expected timeframes, strategic acquisitions to accelerate growth in RehabCare's hospital rehabilitation and contract therapy divisions; the adequacy and effectiveness of RehabCare's operating and

                                     -MORE-

REHABCARE GROUP, INC. COMPLETES SALE OF STARMED STAFFING GROUP
TO INTELISTAF HEALTHCARE                                                Page 3


administrative systems; litigation risks of RehabCare's past and future business, including RehabCare's ability to predict the ultimate costs and liabilities or the disruption of its operations; competitive and regulatory effects on pricing and margins; and general economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs.

      NOTE: More information on RehabCare can be found on the World Wide Web at http://www.rehabcare.com.





                                      -END-